Exhibit 99.1

Press Release

Clean Harbors Reports Third-Quarter 2012 Financial Results

•            Company Reports Revenue of $533.8 Million

•            Landfill Business Delivers Record Quarter

•            Company Achieves EBITDA Margin of 18.8%

•            Safety-Kleen Acquisition Expected to Close by Year-end

•            Updates 2012 Guidance and Provides Preliminary 2013 Guidance

Norwell, Mass. — November 7, 2012 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the third quarter ended September 30, 2012.

Revenues for the third quarter were $533.8 million compared with $556.1 million in the same period in 2011.  Revenue in the third quarter of 2011 included approximately $42 million in emergency response revenue related to the Yellowstone River oil spill.  For the first nine months of 2012, revenue grew 13% to $1.6 billion from $1.4 billion in the same period in 2011. Income from operations in the third quarter of 2012 decreased to $56.7 million from $66.8 million in the same period of 2011 primarily based on lower revenue and an increase in depreciation and amortization expense. For the first nine months of 2012, income from operations increased to $166.0 million from $158.4 million in the first nine months of 2011.

Third quarter 2012 net income was $12.4 million, or $0.23 per diluted share, compared with $37.1 million, or $0.70 per diluted share, in the third quarter of 2011.  The third quarter of 2012 included a $26.4 million pre-tax charge related to the Company’s recent senior debt refinancing.  Adjusted net income, excluding the charge, was $28.8 million, or $0.54 per diluted share.  Net income for the first nine months of 2012 was $67.8 million, or $1.27 per diluted share, compared with $89.0 million, or $1.67 per diluted share.  Adjusted net income for the first nine months of 2012, excluding the charge, was $84.3 million, or $1.57 per diluted share.

EBITDA (see description below) was $100.5 million in the third quarter of 2012 compared with $103.8 million in the same period of 2011. For the first nine months of 2012, EBITDA grew 15% to $290.2 million from $252.6 million in the same period of 2011.

Comments on the Third Quarter

“Solid contributions from our Technical Services and Industrial Services segments enabled us to deliver high EBITDA margins of 18.8% and top $100 million in quarterly EBITDA for only the third time in our history,” said Alan S. McKim, Chairman and Chief Executive Officer. “Our EBITDA results were driven by increased efficiencies and economies of scale from our acquisitions, productivity gains across our asset base and our comprehensive cost reduction initiatives. Our third-quarter performance also reflected the diversity of our business as strong results in incineration, landfills and oil sands offset a lack of emergency response revenue and a slowdown in oil and gas field services,”

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2012 Financial Results

“Within our operating segments, Technical Services had a strong quarter as the utilization rate at our incineration facilities was a robust 91.3% based on higher U.S. volumes,” McKim said. “At the same time, our landfills business generated a record performance this quarter with a substantial increase in volumes, driven by large-scale projects and Bakken-related work.  Excluding revenue related to the Yellowstone River oil spill in 2011, our Field Services segment was flat year-over-year.  This is the fourth consecutive quarter in which we have not recorded a major emergency response event.”

“Our Industrial Services segment had an excellent quarter, achieving 17% growth and significantly improving its margins,” McKim said.  “This segment benefited from steady Oil Sands related work, strong utilization within our lodging business and a high level of cross-selling activity with our refinery customers.  Within our Oil & Gas Field Services segment, our revenue was down from the prior year due to the repositioning of our solids control assets in the U.S. and unfavorable weather conditions in Western Canada.”

Non-GAAP Results

Clean Harbors reports EBITDA and adjusted net income results, which are non-GAAP financial measures, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP).  The Company believes that EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of EBITDA achieved.  The Company defines EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and EBITDA for the three and nine months ended September 30, 2012 and 2011 (in thousands):

	For the three months ended:		For the nine months ended:
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

Net income	$12,359	$37,133	$67,800	$89,019
Accretion of environmental liabilities	2,488	2,435	7,409	7,231
Depreciation and amortization	41,300	34,604	116,794	87,000
Other expense (income)	91	(164)	465	(5,931)
Loss on early extinguishment of debt	26,385	—	26,385	—
Interest expense, net	11,596	10,927	33,836	28,047
Provision for income taxes	6,308	18,896	37,487	47,283
EBITDA	$100,527	$103,831	$290,176	$252,649

The Company provides adjusted net income so that analysts, investors and other interested parties have the same data it uses to assess its core operating performance.   The following reconciliation shows the differences between reported net income and adjusted net income for the three and nine months ended September 30, 2012 and 2011 (in thousands):

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2012 Financial Results

	For the three months ended:		For the nine months ended:
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

Net income	$12,359	$37,133	$67,800	$89,019
Loss on early extinguishment of debt, net of tax	16,461	—	16,461	—
Adjusted net income	$28,820	$37,133	$84,261	$89,019
Adjusted net income per share	$0.54	$0.70	$1.57	$1.67

Business Outlook and Financial Guidance

“As we near the conclusion of 2012, we remain encouraged about our overall prospects,” McKim said. “While we experienced some turbulence in certain markets in 2012, the underlying industry and outsourcing trends remain favorable for the long-term outlook of all four of our operating segments.  We are building momentum across all of our lines of business.  Within our Environmental business, we continue to have an active pipeline of projects and ongoing engagements to generate a sizeable amount of waste volumes.  Within our Energy & Industrial business, we are looking forward to entering its strongest operating periods during the cold winter months, particularly in Western Canada and more remote locations.”

“Our favorable outlook is further supported by the recent announcement of a definitive agreement to acquire Safety-Kleen.  This $1.25 billion transaction, which we continue to expect to complete by year-end, is the largest in Clean Harbors’ history and we believe will add significant long-term value for our shareholders.  With industry-leading assets, a talented workforce and a strong commitment to sustainability, Safety-Kleen is a recognized leader in the environmental services field.   The addition of its re-refining waste oil and expanded solvent recycling capabilities will significantly broaden our portfolio of services.  We also expect to benefit from the consistent volumes that its business can generate for our network of waste disposal facilities.  Upon completion, we believe the merger of our two businesses should extend our growth momentum in 2013 and beyond, and greatly enhance our cash flow generation going forward,” McKim concluded.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2012 Financial Results

Based on its year-to-date performance and current market conditions, Clean Harbors is updating its 2012 annual revenue and EBITDA guidance.  The Company now expects 2012 revenues in the range of $2.15 billion to $2.16 billion, revised from its previously announced guidance of $2.20 billion to $2.25 billion.  For 2012, the Company now expects EBITDA in the range of $375 million to $380 million, revised from its previously announced guidance of $400 million to $410 million.  This guidance does not include the revenues from the Company’s emergency response efforts associated with Hurricane Sandy as it is too early to estimate the duration of the clean-up activities presently being performed by more than 500 Clean Harbors personnel at various sites.

Based upon preliminary estimates of the markets it serves, the Company expects 2013 revenues in the range of $2.30 billion to $2.35 billion.  The Company expects its EBITDA margin to be approximately 18.5% at this level of growth in 2013, which translates into an EBITDA range of $425 million to $435 million.  This guidance is exclusive of the planned acquisition of Safety-Kleen or any other potential future acquisitions.  As Clean Harbors completes its 2013 budgeting process in the coming months, it plans to update this preliminary guidance in conjunction with the announcement of its fourth-quarter and year-end results in February 2013.

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, recently announced acquisition of Safety-Kleen, business outlook and growth strategy.

Investors who wish to listen to the webcast should visit the Investor Relations section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors is the leading provider of environmental, energy and industrial services throughout North America.  The Company serves more than 60,000 customers, including a majority of the Fortune 500 companies, thousands of smaller private entities and numerous federal, state, provincial and local governmental agencies.

Headquartered in Norwell, Massachusetts, Clean Harbors has more than 200 locations, including over 50 waste management facilities, throughout North America in 38 U.S. states, seven Canadian provinces, Mexico and Puerto Rico.  For more information, visit www.cleanharbors.com.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2012 Financial Results

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions.  Such statements may include, but are not limited to, statements about the Company’s business outlook and financial guidance and other statements that are not historical facts.  Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in the Company’s most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements.  The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its various filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of the Company’s website at www.cleanharbors.com.

Contacts:

James M. Rutledge	Jim Buckley
Vice Chairman, President and Chief Operating Officer	Executive Vice President
Clean Harbors, Inc.	Sharon Merrill Associates
781.792.5100	617.542.5300
InvestorRelations@cleanharbors.com	clh@investorrelations.com

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2012 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

 (in thousands except per share amounts)

	For the three months ended:		For the nine months ended:
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Revenues	$533,806	$556,053	$1,628,946	$1,438,250
Cost of revenues (exclusive of items shown separately below)	372,940	386,518	1,140,878	1,006,849
Selling, general and administrative expenses	60,339	65,704	197,892	178,752
Accretion of environmental liabilities	2,488	2,435	7,409	7,231
Depreciation and amortization	41,300	34,604	116,794	87,000
Income from operations	56,739	66,792	165,973	158,418
Other (expense) income	(91)	164	(465)	5,931
Loss on early extinguishment of debt	(26,385)	—	(26,385)	—
Interest (expense), net	(11,596)	(10,927)	(33,836)	(28,047)
Income before provision for income taxes	18,667	56,029	105,287	136,302
Provision for income taxes	6,308	18,896	37,487	47,283
Net income	$12,359	$37,133	$67,800	$89,019
Earnings per share:
Basic	$0.23	$0.70	$1.27	$1.68
Diluted	$0.23	$0.70	$1.27	$1.67

Weighted average common shares outstanding	53,374	53,023	53,303	52,921
Weighted average common shares outstanding plus potentially dilutive common shares	53,565	53,370	53,519	53,298

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2012 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands)

	September 30,	December 31,
	2012	2011
Current assets:
Cash and cash equivalents	$523,614	$260,723
Marketable securities	11,113	111
Accounts receivable, net	399,362	449,553
Unbilled accounts receivable	34,401	29,385
Deferred costs	6,995	5,903
Prepaid expenses and other current assets	53,252	73,349
Supplies inventories	63,934	56,242
Deferred tax assets	16,617	16,602
Total current assets	1,109,288	891,868

Property, plant and equipment, net	1,003,414	903,947

Other assets:
Long-term investments	4,326	4,245
Deferred financing costs	12,530	13,607
Goodwill	157,724	122,392
Permits and other intangibles, net	151,810	139,644
Other	10,311	10,100
Total other assets	336,701	289,988
Total assets	$2,449,403	$2,085,803

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2012 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

(in thousands)

	September 30,	December 31,
	2012	2011
Current liabilities:
Current portion of capital lease obligations	$5,937	$8,310
Accounts payable	174,327	178,084
Deferred revenue	29,060	32,297
Accrued expenses	136,687	147,992
Current portion of closure, post-closure and remedial liabilities	19,552	15,059
Total current liabilities	365,563	381,742
Other liabilities:
Closure and post-closure liabilities, less current portion	29,712	30,996
Remedial liabilities, less current portion	117,981	124,146
Long-term obligations	800,000	524,203
Capital lease obligations, less current portion	3,477	6,375
Unrecognized tax benefits and other long-term liabilities	125,915	117,354
Total other liabilities	1,077,085	803,074
Total stockholders’ equity, net	1,006,755	900,987
Total liabilities and stockholders’ equity	$2,449,403	$2,085,803

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2012 Financial Results

Supplemental Segment Data (in thousands)

	For the three months ended:		For the nine months ended:
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

Revenue
Technical Services	$242,106	$228,358	$698,853	$650,368
Field Services	57,663	99,520	164,248	203,098
Industrial Services	144,521	123,468	438,888	344,317
Oil & Gas Field Services	89,915	105,014	327,120	241,412
Corporate Items	(399)	(307)	(163)	(945)
Total	$533,806	$556,053	$1,628,946	$1,438,250

Non-GAAP Results

Clean Harbors reports EBITDA results, which are non-GAAP financial measures, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of EBITDA achieved.  The Company defines EBITDA in accordance with its existing credit agreement.

	For the three months ended:		For the nine months ended:
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

EBITDA
Technical Services	$67,332	$62,531	$184,874	$174,033
Field Services	5,707	19,318	15,599	31,527
Industrial Services	37,860	25,933	107,452	77,630
Oil & Gas Field Services	14,752	25,062	60,961	45,748
Corporate Items	(25,124)	(29,013)	(78,710)	(76,289)
Total	$100,527	$103,831	$290,176	$252,649

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com